Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION AND KAYNE ANDERSON ACQUISITION CORP. ANNOUNCE AGREEMENT TO

CREATE ALTUS MIDSTREAM COMPANY, A $3.5 BILLION PURE-PLAY, PERMIAN BASIN MIDSTREAM

C-CORP; COMPANIES TO CO-HOST CONFERENCE CALL TO DISCUSS TRANSACTION

AT 4 PM CENTRAL TIME AUG. 8

•	Anchored by Apache’s gathering, processing and transportation assets at Alpine High, Altus Midstream will be a publicly traded, pure-play, Permian Basin midstream C-corp.

•	Altus Midstream will also own options for equity participation in five planned pipelines from the Permian Basin to various points along the Texas Gulf Coast.

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Kayne Anderson Acquisition Corp. is contributing $952 million in cash, which comprises $380 million in proceeds raised in its initial public offering and $572 million in proceeds raised in a private placement of Class A shares.

•	The new company will have no debt at closing and cash on-hand will be used to fund ongoing midstream investments.

•	Gross volumes projected to approach more than 1 billion cubic feet (Bcf) per day of gas, producing approximately 100,000 barrels per day of NGLs by the end of 2020.

•	Long-term growth opportunities for Altus Midstream driven by Alpine High upstream development, investments in long-haul pipelines and third-party gathering and processing volumes.

•	Apache will own approximately 71 percent of Altus Midstream with the ability to increase to approximately 74 percent subject to performance earn outs.

•	Upon expected closing of the transaction in the fourth quarter of 2018, Kayne Anderson Acquisition Corp. will change its name to Altus Midstream Company.

HOUSTON, Aug. 8, 2018 – Apache Corporation (NYSE, NASDAQ: APA) and Kayne Anderson Acquisition Corp. (NASDAQ: KAAC, KAACU, KAACW) have announced an agreement pursuant to which Apache will contribute its midstream assets at Alpine High to Altus Midstream LP, a partnership jointly owned by Apache and KAAC. At closing, KAAC will be renamed Altus Midstream Company (together with Altus Midstream LP, “Altus Midstream” or the “company”). Altus Midstream will be structured as a C-corporation anchored by substantially all of Apache’s gathering, processing and transportation assets at Alpine High, a world-class, unconventional resource play in the Delaware Basin. The company will also own options for equity participation in five gas, NGL and crude oil pipeline projects from the Permian Basin to various points along the Texas Gulf Coast.

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“The transaction with Kayne Anderson Acquisition Corp. creates a premier midstream enterprise to service Alpine High, an enormous, highly economic upstream resource base in the Permian Basin, the most active oil and gas region in the world. Alpine High contains more than 5,000 feet of vertical hydrocarbon bearing formations across approximately 340,000 contiguous net acres,” said John Christmann IV, chief executive officer and president of Apache.

“For Apache, this is a very strategic transaction with a world-class partner at an attractive valuation. Since our discovery of Alpine High, we have invested nearly $1 billion in an extensive network of fit-for-purpose infrastructure to meet the current and future processing and transport needs of the play. Today’s announcement is a strong endorsement of the quality of investment we have made to date.

“This transaction facilitates the allocation of Apache’s capital to the development of the vast Alpine High upstream resource base. In turn, focused capital development in the upstream should bring significant growth to Altus Midstream for many years to come,” concluded Christmann.

Kevin McCarthy, chairman of the board of directors of KAAC, stated, “We are very excited to partner with Apache to form Altus Midstream. This transaction fits all the criteria we outlined at the time of KAAC’s initial public offering and creates a pure-play, Permian-focused midstream c-corp. We

NEWS RELEASE

believe investors will appreciate the clear alignment of interests between Altus Midstream and Apache as well as the company’s investor-friendly structure. Altus Midstream does not have incentive distribution rights and is well positioned to execute on its growth plans. We look forward to working with our partners to create value for Altus Midstream’s shareholders.”

Brian Freed, Apache’s senior vice president, Midstream and Marketing, who will become the chief executive officer of the new company, said, “We are launching Altus Midstream with the support and financial strength of Apache and Kayne Anderson, two highly respected industry leaders. We have a strong growth platform at Alpine High with a large, contiguous acreage dedication in a proven play, infrastructure in-place to accommodate a significant ramp in volume, and options for equity participation in five planned pipelines that will provide connectivity from the Permian Basin to the Texas Gulf Coast.

“Altus Midstream expects to have more than $900 million of cash and no debt at closing and is projected to be free-cash-flow positive by 2021. With this strong financial position, the company will have substantial borrowing capacity to accommodate its growth plans. We see great opportunities to expand our asset base in Alpine High, in surrounding areas of the Delaware Basin, and elsewhere in the Permian Basin. We will have the financial capacity to expand our footprint both in terms of our physical asset base as well as the ability to access volumes from third-party operators outside of Alpine High,” concluded Freed.

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Altus Midstream assets

The Altus Midstream assets include rich-gas processing plants with inlet capacity of 380 million cubic feet (MMcf) per day, lean-gas treating and compression plants with inlet capacity of 400 MMcf per day, 123 miles of gathering pipelines, and 55 miles of processed gas pipelines with three market connections. By the end of 2020, Altus Midstream plans to add 1 Bcf per day of cryogenic, rich-gas processing.

Additionally, Altus Midstream will hold options to purchase equity ownership in five planned pipelines, including:

•	Gulf Coast Express: Option for up to 15 percent interest in a natural gas pipeline to Agua Dulce; operated by Kinder Morgan, expected in-service date in October 2019.

•	Salt Creek NGL Line: Option for 50 percent interest in an NGL header from Alpine High to Waha; operated by Salt Creek Midstream, expected in-service date in the first quarter of 2019.

•	EPIC Crude: Option for up to 15 percent interest in a crude oil pipeline to Corpus Christi; operated by EPIC Midstream Holdings, expected in-service date in the second half of 2019.

•	Shin Oak: Option for up to 33 percent interest in a long-haul NGL line to Mont Belvieu; operated by Enterprise Products Partners, expected in-service date in the second-quarter 2019.

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Permian Highway: Option for up to 33 percent interest in a proposed natural gas pipeline to Katy / Agua Dulce (subject to agreement on definitive documentation); to be operated by Kinder Morgan, expected in-service date in late 2020.

Other transaction details

Altus Midstream will have an estimated market capitalization of $3.5 billion at formation, assuming 354.4 million common shares outstanding at a $10 share price. Apache will receive 251.9 million shares and own 71.1 percent of Altus Midstream. KAAC will contribute approximately $952 million in cash at formation, which is composed of proceeds from KAAC’s initial public offering of $380 million and proceeds from the private placement of Class A shares of $572 million. These proceeds (net of transaction expenses) will be used to fund ongoing midstream investments. Apache will have the ability to earn an additional 37.5 million shares if certain share price and operational thresholds are met over the next five years.

KAAC has entered into agreements to sell approximately 57.2 million shares of its Class A common stock at a price of $10 per share in a private placement. This private placement was anchored by accounts managed by Kayne Anderson Capital Advisors and other leading institutional investors, including Advisory Research, Inc.; certain funds managed or advised by Capital Research and Management Company, Cushing Asset Management, LP; Magnetar Capital, Salient Partners and Tortoise Capital Advisors, LLC. Directors, management and employees of both Kayne Anderson and Apache are investing $28 million in the private placement.

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Altus Midstream will be structured as a C-corp with no incentive distribution rights. Cash-on-hand, additional follow-on funding, and future internally generated cash will be used to fund the ongoing build-out of midstream infrastructure at Alpine High and potential investment in long-haul pipelines.

With a planned effective date of Oct. 1, 2018, the transaction funds Apache’s projected fourth-quarter 2018 Alpine High midstream capital spend of approximately $170 million and provides future midstream capital funding for Apache at Alpine High.

Upon closing, Apache and Altus Midstream will enter into an agreement pursuant to which Apache will provide construction, operations and maintenance services for Altus Midstream.

The transaction is subject to approval by KAAC shareholders, as well as other customary closing conditions. Closing is expected in the fourth quarter of 2018, at which time KAAC will trade on the NASDAQ under the name Altus Midstream Company with a new ticker symbol to be determined.

Transaction advisors

Barclays Capital Inc. and Tudor, Pickering, Holt & Co. acted as financial advisors and Bracewell LLP acted as legal advisor to Apache on the transaction. Citigroup acted as financial advisor and Latham & Watkins LLP acted as legal advisor to KAAC. Citigroup, Barclays and Credit Suisse acted as placement agents on the private placement of Class A shares.

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Conference call and additional materials

Apache and KAAC will host a conference call to discuss the transaction at 4 p.m. Central time, Wednesday, Aug. 8. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com and on KAAC’s website at www.kaynespac.com. A replay of the conference call will be available for seven days following the call. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 6678757. Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts/email-alerts-subscription.

Additional materials including a supporting presentation for Altus Midstream are also available for download on Apache’s website at www.apachecorp.com and investor.apachecorp.com and on KAAC’s website at www.kaynespac.com.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play store.

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About Kayne Anderson Acquisition Corp.

Kayne Anderson Acquisition Corp. was formed by Kayne Anderson Capital Advisors for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. For more information, please visit www.kaynespac.com.

About Kayne Anderson Capital Advisors, L.P.

Kayne Anderson, founded in 1984, is an alternative investment management firm. As of June 30, 2018, Kayne Anderson had approximately $28 billion under management, and of that amount, $17 billion was invested in energy companies. Kayne Anderson is a leading investor in the midstream industry with a 20-year track record of investments in MLPs and other midstream companies. For more information, please visit www.kaynecapital.com.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,”

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“could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about Apache’s and KAAC’s ability to effect the transactions discussed in this news release; the benefits of the transactions; the future financial performance of Altus Midstream following the transactions; changes in Altus Midstream’s or Apache’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this news release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Apache’s or KAAC’s views as of any subsequent date, and neither Apache nor KAAC undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, Apache’s and Altus Midstream’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the occurrence of any event, change or other

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circumstances that could delay the transactions or give rise to the termination of the definitive agreements relating to the transactions; (ii) the outcome of any legal proceedings that may be instituted against Apache or KAAC following announcement of the proposed transactions; (iii) the inability to complete the transactions due to the failure to obtain approval of the stockholders of KAAC, or other conditions to closing in the definitive agreements relating to the transactions; (iv) the risk that the proposed transactions disrupts current plans and operations of KAAC or Apache as a result of the announcement and consummation of the proposed transactions; (v) KAAC’s and Apache’s ability to realize the anticipated benefits of the transactions, which may be affected by, among other things, competition and the ability of Altus Midstream to grow and manage growth profitably following the transactions; (vi) costs related to the transactions; (vii) changes in applicable laws or regulations; and (viii) the possibility that Altus Midstream or Apache may be adversely affected by other economic, business, and/or competitive factors.

No offer or solicitation

This news release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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Important information for investors and stockholders

In connection with the proposed transaction, KAAC intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the stockholders of KAAC and will contain important information about the proposed transaction and related matters. KAAC’s stockholders and other interested persons are advised to read, when available, the proxy statement in connection with KAAC’s solicitation of proxies for the meeting of stockholders to be held to approve the transaction because the proxy statement will contain important information about the proposed transaction. When available, the definitive proxy statement will be mailed to KAAC’s stockholders as of a record date to be established for voting on the transaction. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the solicitation

KAAC and its directors and officers may be deemed participants in the solicitation of proxies of KAAC’s stockholders in connection with the proposed transaction. KAAC stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of KAAC in its Annual Report on Form 10-K for the year ended Dec. 31, 2017 filed with the SEC on March 27, 2018. Additional information will be available in the definitive proxy statement when it becomes available.

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Contacts

Apache Corp.

Investor:	(281) 302-2286 Gary Clark
Media:	(713) 296-7276 Castlen Kennedy
Website:	www.apachecorp.com

Kayne Anderson Acquisition Corp.

Investor:	(877) 657-3863
Website:	www.kaynespac.com

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